                                                                  EXHIBIT (h)(1)

                              DELAWARE POOLED TRUST

          TWELFTH AMENDED AND RESTATED SHAREHOLDERS SERVICES AGREEMENT


         THIS AGREEMENT, made as of this 5th day of September, 2000 by and between DELAWARE POOLED TRUST (the "Fund"), a Delaware business trust, for THE MID-CAP GROWTH EQUITY PORTFOLIO, THE LARGE-CAP VALUE EQUITY PORTFOLIO, THE EMERGING MARKETS PORTFOLIO, THE INTERMEDIATE FIXED INCOME PORTFOLIO, THE GLOBAL FIXED INCOME PORTFOLIO, THE HIGH-YIELD BOND PORTFOLIO, THE INTERNATIONAL EQUITY PORTFOLIO, THE INTERNATIONAL FIXED INCOME PORTFOLIO, THE LABOR SELECT INTERNATIONAL EQUITY PORTFOLIO, THE REAL ESTATE INVESTMENT TRUST PORTFOLIO, THE REAL ESTATE INVESTMENT TRUST PORTFOLIO II, THE GLOBAL EQUITY PORTFOLIO, THE AGGREGATE FIXED INCOME PORTFOLIO, THE DIVERSIFIED CORE FIXED INCOME PORTFOLIO, THE SMALL-CAP GROWTH EQUITY PORTFOLIO, THE CORE EQUITY PORTFOLIO, THE SMALL-CAP VALUE EQUITY PORTFOLIO, THE BALANCED PORTFOLIO, THE EQUITY INCOME PORTFOLIO, THE SELECT EQUITY PORTFOLIO, THE INTERNATIONAL SMALL-CAP PORTFOLIO, THE INTERNATIONAL LARGE-CAP EQUITY PORTFOLIO, THE ALL-CAP GROWTH EQUITY PORTFOLIO and THE LARGE-CAP GROWTH EQUITY PORTFOLIO (individually, a "Portfolio" and collectively, "Portfolios"), and DELAWARE SERVICE COMPANY, INC. ("DSC"), a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the Investment Management Agreements between the Fund on behalf of the Portfolios and Delaware Management Company, a series of Delaware Management Business Trust, and Delaware International Advisers Ltd. provide that the Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of shares of beneficial interest, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes; and federal and state registration fees;

         WHEREAS, the Fund and DSC desire to have a written agreement concerning the performance of the foregoing services and providing compensation therefor;

         WHEREAS, the Fund and DSC previously consolidated and restated the separate Shareholder Services Agreements dated November 12, 1991 for The Large-Cap Value Equity Portfolio (formerly The Defensive Equity Portfolio), The Mid-Cap Growth Equity Portfolio (formerly The Aggressive Growth Portfolio), The International Equity Portfolio, The Intermediate Fixed Income Portfolio (formerly The Fixed Income Portfolio) and The Limited-Term Maturity Portfolio into a combined agreement including The Global Fixed Income Portfolio; such Amended and Restated Shareholder Services Agreement was dated November 2, 1992 ("1992 Agreement");

         WHEREAS, the Fund and DCS amended the 1992 Agreement February 28, 1994 to include The International Fixed Income Portfolio ("Second Amended and Restated Agreement");

         WHEREAS, the Fund and DSC amended the Second Amended and Restated Agreement to include The Mid-Cap Value Equity Portfolio (formerly, The Small/Mid-Cap Value Equity Portfolio, which was formerly The Defensive Equity Small/Mid-Cap Portfolio), The Defensive Equity Utility Portfolio, The High-Yield Bond Portfolio, The Labor Select International Equity Portfolio and The Real Estate Investment Trust Portfolio ("Third Amended and Restated Agreement");

         WHEREAS, the Fund and DSC amended the Third Amended and Restated Agreement on April 14, 1997 to include The Emerging Markets Portfolio ("Fourth Amended and Restated Agreement");

         WHEREAS, the Fund and DSC amended the Fourth Amended and Restated Agreement on October 14, 1997 to modify the compensation schedule as it applies to The Real Estate Investment Trust Portfolio, to reflect the restructuring of that Portfolio to add retail classes of shares, to add The Real Estate Investment Trust Portfolio II and The Global Equity Portfolio and to reflect the deletion of The Defensive Equity Utility Portfolio, shares of which were deregistered by action of the Fund's Board ("Fifth Amended and Restated Agreement");

         WHEREAS, the Fund and DSC amended the Fifth Amended and Restated Agreement on December 24, 1997 to add The Diversified Core Fixed Income Portfolio and The Aggregate Fixed Income Portfolio ("Sixth Amended and Restated Agreement");

         WHEREAS, the Fund and DSC amended the Sixth Amended and Restated Agreement on August 31, 1998 to add The Small-Cap Growth Equity Portfolio and The Core Equity Portfolio (formerly The Growth and Income Portfolio) ("Seventh Amended and Restated Agreement");

         WHEREAS, the Fund and DSC amended the Seventh Amended and Restated Agreement on March 1, 1999 to add The Small-Cap Value Equity Portfolio and to reflect the deletion of The Limited-Term Maturity Portfolio, shares of which were deregistered by action of the Fund's Board ("Eighth Amended and Restated Agreement");

         WHEREAS, the Fund and DSC amended the Eighth Amended and Restated Agreement on June 29, 1999 to add The Balanced Portfolio, The Equity Income Portfolio, The Select Equity Portfolio and The International Small-Cap Portfolio ("Ninth Amended and Restated Agreement");

         WHEREAS, the Fund and DSC amended the Ninth Amended and Restated Agreement on November 15, 1999 to add The International Large-Cap Equity Portfolio ("Tenth Amended and Restated Agreement"); and

         WHEREAS, the Fund and DSC amended the Tenth Amended and Restated Agreement on February 28, 2000 to add The All-Cap Growth Equity Portfolio ("Eleventh Amended and Restated Agreement"); and

         WHEREAS, the Fund and DSC wish to amend the Eleventh Amended and Restated Agreement on September 5, 2000 to add The Large-Cap Growth Equity Portfolio ("Twelfth Amended and Restated Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending legally to be bound, it is agreed:

                             I. APPOINTMENT AS AGENT

         1.1 The Fund hereby appoints DSC Shareholder Services Agent for the Portfolios to provide as agent for the Fund services as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent and DSC hereby accepts such appointment and agrees to provide the Fund, as its agent, the services described herein.

         1.2 The Fund shall pay DSC and DSC shall accept, for the services provided hereunder, the compensation provided for in Section VIII hereof. The Fund also shall reimburse DSC for expenses incurred or advanced by it for the Fund in connection with its services hereunder.

                                II. DOCUMENTATION

         2.1 The Fund represents that it has provided or made available to DSC (or has given DSC an opportunity to examine) copies of, and DSC represents that it has received from the Fund (or is otherwise familiar with), the following documents:

                  (a) The Declaration of Trust or other documents evidencing the Fund's form of organization and any current amendments or supplements thereto;

                  (b) The By-Laws of the Fund;

                  (c) Any resolution or other action of the Fund or the Board of Trustees of the Fund establishing or affecting the rights, privileges or other status of each class or series of shares of the Fund, including those relating to the Portfolios or altering or abolishing each such class or series;

                  (d) A certified copy of a resolution of the Board of Trustees of the Fund appointing DSC as Shareholder Services Agent for the Portfolios and authorizing the execution of this Agreement;

                  (e) The forms of share certificates of the Portfolios in the forms approved by the Board of Trustees of the Fund;

                  (f) A copy of the Fund's currently effective Prospectuses and Statement of Additional Information under the Securities Act of 1933, if effective;

                  (g) Copies of all account application forms and other documents relating to shareholder accounts in the Portfolios;

                  (h) Copies of documents relating to Plans of the Fund for the purchase, sale or repurchase of its shares, including periodic payment or withdrawal plans, reinvestment plans or retirement plans;

                  (i) Any opinion of counsel to the Fund relating to the authorization and validity of the shares of the Portfolios issued or proposed to be issued under the law of the State of the Fund's organization, including the status thereof under any applicable securities laws;

                  (j) A certified copy of any resolution of the Board of Trustees of the Fund authorizing any person to give instructions to DSC under this Agreement (with a specimen signature of such person if not already provided), setting forth the scope of such authority; and

                  (k) Any amendment, revocation or other documents altering, adding, qualifying or repealing any document or authority called for under this
Section 2.1.

         2.2 The Fund and DSC may consult as to forms or documents that may be required in performing services hereunder.

         2.3 The Fund shall provide or make available to DSC a certified copy of any resolution of the shareholders or the Board of Trustees of the Fund providing for a dividend, capital gains distribution, distribution of capital, share dividend, share split or other similar action affecting the authorization or issuance of shares of the Fund or the payment of dividends.

         2.4 In the case of any recapitalization or other capital adjustment requiring a change in the form of share certificates or the books recording the same, the Fund shall deliver or make available to DSC:

                  (a) A certified copy of any document authorizing or effecting such change;

                  (b) Written instructions from an authorized officer implementing such change; and

                  (c) An opinion of counsel to the Fund as to the validity of such action, if requested by DSC.

         2.5 The Fund warrants the following:

                  (a) The Fund is, or will be, a properly registered investment company under the Investment Company Act of 1940 and any and all Portfolio shares which it issues will be properly registered and lawfully issued under applicable federal and state laws.

                  (b) The provisions of this contract do not violate the terms of any instrument by which the Fund is bound; nor do they violate any law or regulation of any body having jurisdiction over the Fund or its property.

         2.6 DSC warrants the following:

                  (a) DSC is and will be properly registered as a transfer agent under the Securities and Exchange Act of 1934 and is duly authorized to serve, and may lawfully serve as such.

                  (b) The provisions of this contract do not violate the terms of any instrument by which DSC is bound; nor do they violate any law or regulation of any body having jurisdiction over DSC or its property.

                            III. SHARE CERTIFICATES

         3.1 The Fund shall furnish or authorize DSC to obtain, at the Fund's expense, a sufficient supply of blank share certificates for the Portfolios, and from time to time will replenish such supply upon the request of DSC. The Fund agrees to indemnify and exonerate, save and hold DSC harmless, from and against any and all claims or demands that may be asserted against DSC concerning the genuineness of any share certificate supplied to DSC pursuant to this Section.

         3.2 DSC shall safeguard, and shall account to the Fund, upon its demand for, all such share certificates: (a) as issued, showing to whom issued, or (b) as unissued, establishing the safekeeping, cancellation or destruction thereof.

         3.3 The Fund shall promptly inform DSC in writing of any change in the officers authorized to sign share certificates or in the form thereof. If an officer whose manual or facsimile signature is affixed to any blank share certificate shall die, resign or be removed prior to the issuance of such certificate, DSC may nevertheless issue such certificate notwithstanding such death, resignation or removal, and the Fund shall with respect thereto promptly provide to DSC any approval, adoption or ratification as may be required by DSC.

                               IV. TRANSFER AGENT

         4.1 As Transfer Agent for the Fund, DSC shall issue, redeem and transfer shares of the Portfolios, and, in connection therewith but not in limitation thereof, it shall:

                  (a) Upon receipt of authority to issue shares, determine the total shares to be issued and issue such shares by crediting shares to accounts created and maintained in the registration forms provided; as applicable, prepare, issue and deliver share certificates.

                  (b) Upon proper transfer authorization, transfer shares by debiting transferor-shareholder accounts and crediting such shares to accounts created and/or maintained for transferee-shareholders; if applicable, issue and/or cancel share certificates.

                  (c) Upon proper redemption authorization, determine the total shares redeemed and to be redeemed; determine the total redemption payments made and to be made; redeem shares by debiting shareholder accounts; as applicable receive and cancel share certificates for shares redeemed; and remit or cause to be remitted the redemption proceeds to shareholders.

                  (d) Create and maintain accounts; reconcile and control cash due and paid, shares issued and to be issued, cash remitted and to be remitted and shares debited and credited to accounts; provide such notices, instructions or authorizations as the Fund may require.

         4.2 DSC shall not be required to issue, transfer or redeem Portfolio shares upon receipt of DSC from the Fund, or from any federal or state regulatory agency or authority, written notice that the issuance, transfer or redemption of Portfolio shares has been suspended or discontinued.

                          V. DIVIDEND DISBURSING AGENT

         5.1 As Dividend Disbursing Agent for the Portfolios, DSC shall disburse and cause to be disbursed to shareholders of each Portfolio's dividends, capital gains distributions or any payments from other sources as directed by the Fund. In connection therewith, but not in the limitation thereof, DSC shall:

                  (a) Calculate the total disbursement due and payable and the disbursement to each shareholder as to shares owned, in accordance with the Fund's authorization.

                  (b) Calculate the total disbursements for each shareholder, as aforesaid, to be disbursed in cash; prepare and mail checks therefor.

                  (c) Calculate the total disbursement for each shareholder of each Portfolio, as aforesaid, for which Portfolio shares are to be issued and authorized and instruct the issuance of Portfolio shares therefor in accordance with Section IV hereof.

                  (d) Prepare and mail or deliver such forms and notices pertaining to disbursements as required by federal or state authority.

                  (e) Create and maintain records, reconcile and control disbursements to be made and made, both as to cash and shares, as aforesaid; provide such notices, instruction or authorization as the Fund may require.

         5.2 DSC shall not be required to make any disbursement upon the receipt of DSC from the Fund, or from any federal or state agency or authority, written notice that such disbursement shall not be made.

                         VI. SHAREHOLDER SERVICING AGENT

         6.1 As Shareholder Servicing Agent for the Portfolios, DSC shall provide those services ancillary to, but in implementation of, the services provided under Sections I through V hereof, and those generally defined and accepted as shareholder services. In connection therewith, but not in limitation thereof, DSC shall:

                  (a) Except where instructed in writing by the Fund not to do so, and where in compliance with applicable law, accept orders on behalf of the Fund; receive and process investments and applications; remit to the Fund or its custodian payments for shares acquired and to be issued; and direct the issuance of shares in accordance with Section IV hereof.

                  (b) Receive, record and respond to communications of shareholders and their agents.

                  (c) As instructed by the Fund, prepare and mail shareholder account information, mail Portfolio shareholder reports and Portfolio prospectuses.

                  (d) Prepare and mail proxies and material for Fund shareholder meetings, receive and process proxies from shareholders, and deliver such proxies as directed by the Fund.

                  (e) Administer investment plans offered by the Fund to investors and shareholders of each Portfolio, including retirement plans, including activities not otherwise provided in Section I through V of this Agreement.

                           VII. PERFORMANCE OF DUTIES

         7.1 The parties hereto intend that Portfolio shareholders and their shareholdings shall be confidential, and any information relating thereto shall be released by DSC only to those persons or authorities who DSC has reason to believe are authorized to receive such information; or, as instructed by the Fund.

         7.2 DSC may, in performing this Agreement, require the Fund or the Fund's distributor to provide it with an adequate number of copies of prospectuses, reports or other documents required to be furnished to investors or shareholders.

         7.3 DSC may request or receive instructions from the Fund and may, at the Fund's expense, consult with counsel for the Fund or its own counsel with respect to any matter arising in connection with the performance of its duties hereunder, and shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or opinions of counsel.

         7.4 DSC shall maintain reasonable insurance coverage for errors and omissions and reasonable bond coverage for fraud.

         7.5 Upon notice thereof to the Fund, DSC may employ others to provide services to DSC in its performance of this Agreement.

         7.6 Personnel and facilities of DSC used to perform services hereunder may be used to perform similar services to other funds in the Delaware Investments family and to others, and may be used to perform other services for the Fund, the other funds in the Delaware Investments family and others.

         7.7 DSC shall provide its services as transfer agent hereunder in accordance with Section 17 of the Securities Exchange Act of 1934, and the rules and regulations thereunder. Further, the parties intend that the processes, procedures, safeguards and controls employed should be those generally applied and accepted for the type services provided hereunder by other institutions providing the same or similar services, and, those which should provide efficient, safe and economical services so as to promote promptness and accuracy and to maintain the integrity of the Fund's records.

         7.8 The Fund and DSC may, from time to time, set forth in writing Guidelines For Selective Procedures to be applicable to the services hereunder.

                               VIII. COMPENSATION

         8.1 The Fund and DSC acknowledge that because DSC has common ownership and close management ties with the Fund's investment advisor and the Fund's distributor and serves the other funds in the Delaware Investments family (DSC having been originally established to provide the services hereunder for the funds in the Delaware Investments family), advantages and benefits to the Fund in the employment of DSC hereunder can be available which may not generally be available to it from others providing similar services.

         8.2 The Fund and DSC further acknowledge that the compensation by the Fund to DSC is intended to induce DSC to provide services under this Agreement of a nature and quality which the Board of Trustees of the Fund, including a majority who are not parties to this Agreement or interested person of the parties hereto, has determined after due consideration to be necessary for the conduct of the business of the Fund, in the best interests of the Fund, the Portfolios and their shareholders.

         8.3 Compensation by the Fund to DSC hereunder shall be determined in accordance with Schedule A hereto as it shall be amended from time to time as provided for herein and which is incorporated herein as a part hereof.

         8.4 Compensation as provided in Schedule A shall be reviewed and approved in the manner set forth in Section 10.1 hereof by the Board of Trustees of the Fund at least annually and may be reviewed and approved more frequently at the request of either party. The Board may request, and DSC shall provide, such information as the Board may reasonably require to evaluate the basis of and approve the compensation.

                              IX. STANDARD OF CARE

         9.1 The Fund acknowledges that DSC shall not be liable for, and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the performance of its duties under this Agreement, agrees to indemnify DSC against, any claim or deficiency arising from the performance of DSC's duties hereunder, including DSC's costs, counsel fees and expenses incurred in investigation or defending any such claim or any administrative or other proceeding, and acknowledges that any risk of loss or damage arising from the conduct of the Fund's affairs in accordance herewith or in accordance with Guidelines or instructions given hereunder, shall be borne by the Fund.

                              X. CONTRACTUAL STATUS

         10.1 This Agreement shall be executed and become effective on the date first written above if approved by a vote of the Board of Trustees of the Fund, including an affirmative vote of a majority of the non-interested members of the Board, cast in person at a meeting called for the purpose of voting on such approval. It shall continue in effect for an indeterminate period, and is subject to termination on sixty (60) days' notice by either party unless earlier terminated or amended by agreement among the parties. Compensation under this Agreement shall require approval by a majority vote of the Board of Trustees of the Fund, including an affirmative vote of the majority of the non-interested members of the Board cast in person at a meeting called for the purpose of voting on such approval.

                  10.2 This Agreement may not be assigned without the approval of the Fund.

                  10.3 This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.


                         DELAWARE SERVICE COMPANY, INC.


                           By: /s/Douglas L. Anderson
                            Name: Douglas L. Anderson
                          Title: Senior Vice President

                                 DELAWARE POOLED TRUST for
                                 THE MID-CAP GROWTH EQUITY PORTFOLIO
                                 THE LARGE-CAP VALUE EQUITY PORTFOLIO
                                 THE EMERGING MARKETS PORTFOLIO
                                 THE INTERMEDIATE FIXED INCOME PORTFOLIO
                                 THE GLOBAL FIXED INCOME PORTFOLIO
                                 THE HIGH-YIELD BOND PORTFOLIO
                                 THE INTERNATIONAL EQUITY PORTFOLIO
                                 THE INTERNATIONAL FIXED INCOME PORTFOLIO
                                 THE LABOR SELECT INTERNATIONAL EQUITY PORTFOLIO THE REAL ESTATE INVESTMENT TRUST PORTFOLIO
                                 THE REAL ESTATE INVESTMENT TRUST PORTFOLIO II THE GLOBAL EQUITY PORTFOLIO
                                 THE AGGREGATE FIXED INCOME PORTFOLIO
                                 THE DIVERSIFIED CORE FIXED INCOME PORTFOLIO
                                 THE SMALL-CAP GROWTH EQUITY PORTFOLIO
                                 THE CORE EQUITY PORTFOLIO
                                 THE SMALL-CAP VALUE EQUITY PORTFOLIO
                                 THE BALANCED PORTFOLIO
                                 THE EQUITY INCOME PORTFOLIO
                                 THE SELECT EQUITY PORTFOLIO
                                 THE INTERNATIONAL SMALL-CAP PORTFOLIO
                                 THE INTERNATIONAL LARGE-CAP EQUITY PORTFOLIO
                                 THE ALL-CAP GROWTH EQUITY PORTFOLIO
                                 THE LARGE-CAP GROWTH EQUITY PORTFOLIO


                                    By: /s/ David K. Downes
                                    Name: David K. Downes
                                    Title: President

                                   SCHEDULE A

                         SHAREHOLDERS SERVICES AGREEMENT

                              COMPENSATION SCHEDULE

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

                        EFFECTIVE AS OF SEPTEMBER 5, 2000


1. Delaware Service Company, Inc. ("DSC") will determine and report to the Fund, at least annually, the compensation for services to be provided to the Fund for DSC's forthcoming fiscal year or period.

2. In determining such compensation, DSC will fix and report a fee to be charged per account and/or transaction, as may be applicable, for services provided. DSC will bill, and the Fund will pay, such compensation monthly.

3. Except as otherwise provided in paragraphs 4 and 5 below, the charge consists of two charges for all the Funds in the Delaware Investments Family, an annual charge and a per transaction charge for each account on the transfer agent's records and each account on an automated retirement processing system. These charges are as follows:


   A. ANNUAL CHARGE
      -------------

      Daily Dividend Funds                        $11.00           Per Annum
      Other Funds                                 $5.50            Per Annum



      Merrill Lynch - Omnibus Accounts

        Regular Accounts                          $16.00           Per Annum
        Accounts with a Contingent
        Deferred Sales Charge                     $19.00           Per Annum



      Networked Accounts                          $3.00 - $6.00    Per Annum

                                   SCHEDULE A
                                   ----------

                         SHAREHOLDERS SERVICES AGREEMENT

                              COMPENSATION SCHEDULE

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

                                    CONTINUED

   B. TRANSACTION CHARGE
      ------------------

      Transaction                                                  Charge

                           1.       Dividend Payment                $0.25

                           2.       New Account                     $6.00

                           3.       Purchase:

                                    a.      Wire                    $8.00
                                    b.      Automated               $1.50
                                    c.      Other                   $2.60

                           4.       Transfer                        $8.00

                           5.       Certificate Issuance            $4.00

                           6.       Liquidations

                                    a.      Wires                  $12.25
                                    b.      Drafts                  $0.75
                                    c.      Money Market Regular    $4.50
                                    d.      Other Regular           $4.50

                           7.       Exchanges

                                    a.      Dividend Exchanges      $3.00
                                    b.      Other                  $10.00

4. DSC's compensation for providing services to the Series of Delaware Group Premium Fund (the "Premium Fund") will be 0.01% of average daily net assets per Series annually. DSC will bill, and the Premium Fund will pay, such compensation monthly.

5. DSC's compensation for providing services to the Portfolios of Delaware Pooled Trust (the "Trust") (other than The Real Estate Investment Trust Portfolio) will be 0.01% of average daily net assets per Portfolio annually. DSC will bill, and the Trust will pay, such compensation monthly. Notwithstanding anything in this paragraph to the contrary, DSC's compensation for The Real Estate Investment Trust Portfolio will be as set forth in paragraphs 1-3 above.

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.     Delaware Pooled Trust for
                                        The Aggregate Fixed Income Portfolio
                                        The All-Cap Growth Equity Portfolio
                                        The Balanced Portfolio
By: /s/Douglas L. Anderson              The Core Equity Portfolio
     Name: Douglas L. Anderson          The Diversified Core Fixed Income
     Title: Senior Vice President           Portfolio
                                        The Emerging Markets Portfolio
                                        The Equity Income Portfolio
                                        The Global Equity Portfolio
                                        The Global Fixed Income Portfolio
                                        The High-Yield Bond Portfolio
                                        The Intermediate Fixed Income Portfolio
                                        The International Equity Portfolio
                                        The International Fixed Income Portfolio
                                        The International Large-Cap Equity
                                            Portfolio
                                        The International Small-Cap Portfolio
                                        The Labor Select International Equity
                                            Portfolio
                                        The Large-Cap Value Equity Portfolio
                                        The Large-Cap Growth Equity Portfolio
                                        The Mid-Cap Growth Equity Portfolio
                                        The Real Estate Investment Trust
                                            Portfolio
                                        The Real Estate Investment Trust
                                            Portfolio II
                                        The Select Equity Portfolio
                                        The Small-Cap Growth Equity Portfolio
                                        The Small-Cap Value Equity Portfolio


                                    By: /s/ David K. Downes
                                        Name: David K. Downes
                                        Title: President